News Release

_________________________________________________________________________________________________________________________________________________________________________

Douglas Lake Further Defines Structurally Important Sites and Improves Target Definition at Handeni

Vancouver, British Columbia, February 06, 2012 -- Douglas Lake Minerals Inc. (the "Company" or "Douglas Lake") (OTCBB: DLKM) is pleased to report progress in their exploration program on their Handeni license situated in the gold fields of eastern Tanzania.

Data received from FUGRO's HELITEM helicopter based time-domain electromagnetic system flown during October 2011 have now been interpreted. The survey was conducted over the entire Douglas Lake Minerals licence area at 200 meter spaced flight lines in a north-south direction. Electromagnetic (TEM) as well as radiometric data for K (Potassium), U (Uranium), and Th (Thorium), as well as total count was collected simultaneously for the 4740 line kilometres flown. Selected areas were flown at a line spacing of 100 meters.

"The potential of our exploration area is continuously confirmed and extended with each phase of our exploration program and we are steadily progressing with our goal to have several simultaneous targets, each one at a different stage of exploration, in order to reduce our exploration risk profile to investors," said Dr. Reyno Scheepers, President and CEO of Douglas Lake Minerals. "With the added geophysical detail provided by FUGRO as well as the investigation of a third major target we continue to expand the potential value of our properties," he added.

The interpreted data clearly delineated subsurface geological features of importance to gold and base metal mineralization in this high grade metamorphic terrain. The data proved to be invaluable in the definition of structurally important sites and target definition.

A soil sampling program of approximately 2500 samples targeting our third major geophysical anomaly has been completed. This "Masala Hills" target is situated approximately 5 kilometers north of Magambazi and is the third of 17 identified geophysical targets. The target follows a strike length of approximately 6 kilometers. The previous two targets, Magambazi East and Kwandege have already provided major gold intersections in drill core. Samples are being submitted for the analyses of gold and a suite of other elements at accredited laboratories. The target area comprises an area of approximately 25 square kilometers, defined by geophysical data. Following interpretation of the soil sample results the Company may decide to embark on a program of pitting and trenching and/or detailed ground geophysics including induced polarization.

For further information please contact:
Douglas Lake Minerals Inc.
Sam Sangha, Investor Relations
(604) 642-6165

Suite 500 - 666 Burrard Street, Vancouver, British Columbia, Canada V6C 3P6 T +1.604.642.6165 - F +1.604.642.6168
www.douglaslakeminerals.com - Trading Symbol: DLKM

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.